                                                                   EXHIBIT 99.1


Consolidated Balance Sheets
Comerica Incorporated and Subsidiaries


December 31
(in thousands, except share data)                                  2000                       1999
--------------------------------------------------------------------------------------------------
Assets
Cash and due from banks                                    $  1,930,682               $  1,509,760
Short-term investments                                        1,730,158                  2,337,543
Investment securities available
   for sale                                                   3,890,725                  3,783,493
Commercial loans                                             26,009,336                 23,629,117
International loans                                           2,571,156                  2,573,003
Real estate construction loans                                2,915,168                  2,166,598
Commercial mortgage loans                                     5,360,582                  4,873,478
Residential mortgage loans                                      807,083                    870,615
Consumer loans                                                1,477,135                  1,388,829
Lease financing                                               1,029,164                    803,786
--------------------------------------------------------------------------------------------------
        Total loans                                          40,169,624                 36,305,426
Less allowance for credit losses                               (608,110)                  (548,147)
--------------------------------------------------------------------------------------------------
        Net loans                                            39,561,514                 35,757,279
Premises and equipment                                          364,246                    371,973
Customers' liability on acceptances
     outstanding                                                 26,668                     43,810
Accrued income and other assets                               2,030,063                  1,706,176
--------------------------------------------------------------------------------------------------
        Total assets                                        $49,534,056               $ 45,510,034
==================================================================================================
Liabilities and Shareholders' Equity
Noninterest-bearing deposits                                $10,188,475               $  8,674,888
Interest-bearing deposits                                    23,665,808                 20,521,115
--------------------------------------------------------------------------------------------------
        Total deposits                                       33,854,283                 29,196,003
Short-term borrowings                                         2,093,381                  2,924,694
Acceptances outstanding                                          26,668                     43,810
Accrued expenses and other liabilities                          800,386                    640,653
Medium- and long-term debt                                    8,259,179                  8,756,823
--------------------------------------------------------------------------------------------------
        Total liabilities                                    45,033,897                 41,561,983
Nonredeemable preferred stock-$50
     stated value
     Authorized-5,000,000 shares
     Issued-5,000,000 shares at 12/31/00
     and 12/31/99                                               250,000                    250,000
Common stock-$5 par value
     Authorized-325,000,000 shares
     Issued-177,527,216 shares at
     12/31/00 and  177,888,918 shares at
     12/31/99                                                   888,519                    889,453
Capital surplus                                                 301,414                    226,001
Unearned employee stock ownership plan
    stock - 176,462 shares at 12/31/00
    and 81,418 shares at 12/31/99                                (6,750)                    (3,750)
Accumulated other comprehensive income                           12,097                    (21,704)
Retained earnings                                             3,085,784                  2,677,210
Deferred compensation                                           (14,494)                   (21,998)
Less cost of common stock in
     treasury-289,397 shares at 12/31/00
     and 715,496 shares at 12/31/99                             (16,411)                   (47,161)
--------------------------------------------------------------------------------------------------
     Total shareholders' equity                               4,500,159                  3,948,051
--------------------------------------------------------------------------------------------------
        Total liabilities and
        shareholders' equity                               $ 49,534,056                $45,510,034
==================================================================================================


See notes to consolidated financial statements.

Consolidated Statements of Income
Comerica Incorporated and Subsidiaries


Year Ended December 31
(in thousands, except per share data)                              2000             1999              1998
----------------------------------------------------------------------------------------------------------
Interest Income
Interest and fees on loans                                  $ 3,436,066      $ 2,822,937       $ 2,679,979
Interest on investment securities
   Taxable                                                      256,469          194,254           256,090
   Exempt from federal income tax                                 2,864            4,647             7,252
----------------------------------------------------------------------------------------------------------
      Total interest on investment
      securities                                                259,333          198,901           263,342
Interest on short-term investments                               77,749           39,317            34,798
----------------------------------------------------------------------------------------------------------
        Total interest income                                 3,773,148        3,061,155         2,978,119


Interest Expense
Interest on deposits                                            956,168          694,311           738,491
Interest on short-term borrowings                               215,372          183,124           191,010
Interest on medium- and long-term debt                          550,026          424,698           374,460
Net interest rate swap (income)/expense                          47,413          (57,854)          (45,810)
----------------------------------------------------------------------------------------------------------
        Total interest expense                                1,768,979        1,244,279         1,258,151
----------------------------------------------------------------------------------------------------------
        Net interest income                                   2,004,169        1,816,876         1,719,968
Provision for credit losses                                     254,800          146,220           146,375
----------------------------------------------------------------------------------------------------------
        Net interest income after
            provision for credit losses                       1,749,369        1,670,656         1,573,593

Noninterest Income
Fiduciary and investment management
income                                                          306,119          243,956           192,962
Service charges on deposit accounts                             188,828          176,639           164,121
Commercial lending fees                                          62,645           54,659            57,977
Letter of credit fees                                            51,960           46,116            31,127
Securities gains/(losses)                                        10,529            8,675             7,441
Net gain on sales of businesses                                  50,299           76,387            10,705
Other noninterest income                                        288,070          260,582           202,616
----------------------------------------------------------------------------------------------------------
        Total noninterest income                                958,450          867,014           666,949

Noninterest Expenses
Salaries and employee benefits                                  851,456          777,539           679,902
Net occupancy expense                                           110,126          104,308           100,337
Equipment expense                                                76,532           73,217            69,939
Outside processing fee expense                                   63,289           60,207            52,754
Restructuring charge/(credit)                                         -                -            (6,840)
Other noninterest expenses                                      384,889          343,637           340,878
----------------------------------------------------------------------------------------------------------
        Total noninterest expenses                            1,486,292        1,358,908         1,236,970
----------------------------------------------------------------------------------------------------------
Income before income taxes                                    1,221,527        1,178,762         1,003,572
Provision for income taxes                                      430,792          419,347           352,748
----------------------------------------------------------------------------------------------------------
Net Income                                                  $   790,735      $   759,415       $   650,824
==========================================================================================================
Net income applicable to
common stock                                                $   773,635      $   742,315       $   633,724
==========================================================================================================
Basic net income per common share                           $      4.38      $      4.20       $      3.58
Diluted net income per common share                                4.31             4.13              3.51

Cash dividends declared on
common stock                                                $   250,277      $   224,837       $   199,403
Dividends per common share                                  $      1.60      $      1.44       $      1.28
----------------------------------------------------------------------------------------------------------


See notes to consolidated financial statements.

Consolidated Statements of Changes in Shareholders' Equity
Comerica Incorporated and Subsidiaries


                                                                                                      Unearned
                                                                                                      Employee
                                                   Non-                                                 Stock         Accumulated
                                                 Redeemable                                           Ownership          Other
                                                 Preferred         Common           Capital             Plan         Comprehensive
(in thousands, except share data)                  Stock            Stock           Surplus            Shares            Income
                                               ------------     -----------       -----------       -----------      --------------
Balances at January 1, 1998
As originally reported                         $   250,000      $   784,077       $        --       $        --       $    (1,937)
Imperial balances at January 1, 1998                    --          236,186                --                --             1,682
Pooling of interest adjustments                         --         (171,211)          171,211                --                --
-----------------------------------------------------------------------------------------------------------------------------------
Balances at January 1, 1998                        250,000          849,052           171,211                --              (255)
Net income for 1998                                     --               --                --                --                --
Other comprehensive income, net of tax                  --               --                --                --            (6,715)
Total comprehensive income                              --               --                --                --                --
Cash dividend declared:                                 --               --                --                --                --
  Preferred stock                                       --               --                --                --                --
  Common stock                                          --               --                --                --                --
Purchase and retirement of
  common stock                                          --           (4,575)          (26,150)               --                --
Stock split                                             --           32,538           (32,538)               --                --
Common stock issued for acquisition                     --              922             3,000                --                --
Issuance of common stock under
  employee stock plans                                  --            4,515            37,272                --                --
-----------------------------------------------------------------------------------------------------------------------------------
Balances at
December 31, 1998                                  250,000          882,452           152,795                --            (6,970)
Net income for 1999                                     --               --                --                --                --
Other comprehensive income, net of tax                  --               --                --                --           (14,734)
Total comprehensive income                              --               --                --                --                --
Cash dividends declared:
  Preferred stock                                       --               --                --                --                --
  Common stock                                          --               --                --                --                --
Purchase of common stock                                --           (1,284)           (8,069)               --                --
Common stock dividend                                   --            7,712            44,993                --                --
Issuance of common stock under
  employee stock plans                                  --              573            12,067            (3,750)               --
Amortization of deferred compensation,
   net of minority interest                             --               --            24,215                --                --
-----------------------------------------------------------------------------------------------------------------------------------
Balances at
December 31, 1999                                  250,000          889,453           226,001            (3,750)          (21,704)
Net income for 2000                                     --               --                --                --                --
Other comprehensive income, net of tax                  --               --                --                --            33,801
Total comprehensive income                              --               --                --                --                --
Cash dividends declared:
  Preferred stock                                       --               --                --                --                --
  Common stock                                          --               --                --                --                --
Purchase of common stock                                --           (4,651)          (31,645)               --                --
Common stock dividend                                   --               --            84,906                --                --
Issuance of common stock under
  employee stock plans                                  --            3,717            22,152            (3,000)               --
Amortization of deferred compensation,
   net of minority interest                             --               --                --                --                --
-----------------------------------------------------------------------------------------------------------------------------------
Balances at
December 31, 2000                              $   250,000      $   888,519       $   301,414       $    (6,750)      $    12,097
===================================================================================================================================



                                                                                                      Total
                                                  Retained        Deferred          Treasury       Shareholders'
(in thousands, except share data)                 Earning       Compensation          Stock           Equity
                                               -----------      ------------      ------------     -------------
Balances at January 1, 1998
As originally reported                         $ 1,731,419      $    (1,783)      $        --       $ 2,761,776
Imperial balances at January 1, 1998               114,156               --                --           352,024
Pooling of interest adjustments                         --               --                --                --
----------------------------------------------------------------------------------------------------------------
Balances at January 1, 1998                      1,845,575           (1,783)               --         3,113,800
Net income for 1998                                     --               --                --           650,824
Other comprehensive income, net of tax             650,824               --                --            (6,715)
                                                                                                    -----------
Total comprehensive income                              --               --                --           644,109
Cash dividend declared:                                 --               --                --                --
  Preferred stock                                  (17,100)              --                --           (17,100)
  Common stock                                    (199,403)              --                --          (199,403)
Purchase and retirement of
  common stock                                          --               --          (145,202)         (175,927)
Stock split                                             --               --                --                --
Common stock issued for acquisition                     --               --                --             3,922
Issuance of common stock under
  employee stock plans                             (35,403)          (3,419)           56,069            59,034
----------------------------------------------------------------------------------------------------------------
Balances at
December 31, 1998                                2,244,493           (5,202)          (89,133)        3,428,435
Net income for 1999                                759,415               --                --           759,415
Other comprehensive income, net of tax                  --               --                --           (14,734)
                                                                                                    -----------
Total comprehensive income                              --               --                --           744,681
Cash dividends declared:
  Preferred stock                                  (17,100)              --                --           (17,100)
  Common stock                                    (224,837)              --                --          (224,837)
Purchase of common stock                                --               --            (2,885)          (12,238)
Common stock dividend                              (52,724)              --                --               (19)
Issuance of common stock under
  employee stock plans                             (32,037)               4            44,857            21,714
Amortization of deferred compensation,
   net of minority interest                             --          (16,800)               --             7,415
----------------------------------------------------------------------------------------------------------------
Balances at
December 31, 1999                                2,677,210          (21,998)          (47,161)        3,948,051
Net income for 2000                                790,735               --                --           790,735
Other comprehensive income, net of tax                  --               --                --            33,801
                                                                                                    -----------
Total comprehensive income                              --               --                --           824,536
Cash dividends declared:
  Preferred stock                                  (17,100)              --                --           (17,100)
  Common stock                                    (250,277)              --                --          (250,277)
Purchase of common stock                                --               --           (14,108)          (50,404)
Common stock dividend                              (84,927)              --                --               (21)
Issuance of common stock under
  employee stock plans                             (29,857)          (3,278)           44,858            34,592
Amortization of deferred compensation,
   net of minority interest                             --           10,782                --            10,782
----------------------------------------------------------------------------------------------------------------
Balances at
December 31, 2000                              $ 3,085,784      $   (14,494)      $   (16,411)      $ 4,500,159
================================================================================================================


( ) Indicates deduction.
See notes to consolidated financial statements.

Consolidated Statements of Cash Flows
Comerica Incorporated and Subsidiaries


Year Ended December 31
(in thousands)                                                                 2000              1999             1998
--------------------------------------------------------------------------------------------------------------------------
Operating Activities
Net income                                                                 $   790,735       $   759,415       $   650,824
Adjustments to reconcile net income to
     net cash provided by operating activities
        Provision for credit losses                                            254,800           146,220           146,375
        Depreciation                                                            70,988            74,768            60,913
        Restructuring charge                                                        --                --           (21,923)
        Net increase in securities                                             (12,410)          (46,854)          (14,566)
        Net (increase) decrease in assets held for sale                        (33,385)           53,568           (19,760)
        Net (increase) decrease in accrued income receivable                   (80,923)          (42,321)           16,417
        Net increase in accrued expenses                                       110,273           138,459             2,973
        Net change in equity investments                                       (29,817)           16,031            (3,272)
        Gain on the sale of businesses                                         (50,299)          (76,387)          (10,705)
        Net amortization of intangibles                                         36,643            33,921            30,414
        Other, net                                                            (152,773)           30,368          (130,106)
--------------------------------------------------------------------------------------------------------------------------
          Total adjustments                                                    113,097           327,773            56,760
--------------------------------------------------------------------------------------------------------------------------
           Net cash provided by operating activities                           903,832         1,087,188           707,584

Investing Activities
Net (increase) decrease in interest-bearing deposits with banks                 (2,846)           (9,418)           (1,184)
Net (increase) decrease in federal funds sold and securities
     purchased under agreements to resell                                      176,527          (134,094)         (584,059)
Proceeds from sale of investment securities
    available for sale                                                       6,298,862         1,921,554           992,271
Proceeds from maturity of investment securities
    available for sale                                                         827,426         3,965,212         5,502,573
Purchases of investment securities available for sale                       (7,200,262)       (6,328,161)       (5,324,039)
Net increase in loans (other than loans purchased)                          (4,032,060)       (2,918,339)       (4,417,160)
Purchase of loans                                                                   --                --            (1,115)
Proceeds from exercise of warrants and sale of equity securities                23,155            17,658            10,572
Proceeds from sale of real estate and other assets owned                           107             1,618             3,972
Fixed assets, net                                                              (62,187)          (55,825)          (50,259)
Net (increase) decrease in customers' liability on
    acceptances outstanding                                                     17,142           (31,475)            6,057
Net cash provided by acquisition/sale of businesses                            442,426            69,512         1,878,907
--------------------------------------------------------------------------------------------------------------------------
           Net cash used in investing activities                            (3,511,710)       (3,501,758)       (1,983,464)

Financing Activities
Net increase (decrease) in deposits                                          4,658,280          (686,777)        3,121,865
Net increase (decrease) in short-term borrowings                              (831,313)         (716,060)          391,938
Net increase (decrease) in acceptances outstanding                             (17,142)           31,475            (6,057)
Proceeds from issuance of medium- and long-term debt                         6,103,664         6,373,364         3,200,000
Repayments and purchases of medium- and long-term debt                      (6,594,637)       (2,981,672)       (5,213,360)
Net proceeds from ESOP loans                                                     6,000             5,985                --
Proceeds from exercise of employee stock options                                10,648             1,446             2,855
Other                                                                              (26)           (1,352)              377
Redemption of capital securities                                                (9,793)               --                --
Proceeds from issuance of common stock                                          20,618            23,268            50,885
Purchase of common stock for treasury and retirement                           (56,403)          (18,118)         (175,927)
Dividends paid                                                                (261,096)         (235,646)         (211,966)
--------------------------------------------------------------------------------------------------------------------------
           Net cash provided by (used in) financing activities               3,028,800         1,795,913         1,160,610
--------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and due from banks                             420,922          (618,657)         (115,270)
Cash and due from banks at beginning of year                                 1,509,760         2,128,417         2,243,687
--------------------------------------------------------------------------------------------------------------------------
Cash and due from banks at end of year                                     $ 1,930,682       $ 1,509,760       $ 2,128,417
==========================================================================================================================
Interest paid                                                              $ 1,718,365       $ 1,210,598       $ 1,291,024
==========================================================================================================================
Income taxes paid                                                          $   379,250       $   347,933       $   288,783
==========================================================================================================================
Noncash investing and financing activities
    Transfer from loans to loans held for sale                             $        --       $   620,280       $        --
    Loans made in conjunction with the sale of loans                                --       $     7,210       $        --
    Common stock issued for an acquisition                                 $        --       $        --       $     3,922
    Loan transfers to other real estate                                          6,870            11,430             6,911
==========================================================================================================================


See notes to consolidated financial statements.

Notes to Consolidated Financial Statements
Comerica Incorporated and Subsidiaries
1 Accounting Policies
ORGANIZATION

Comerica Incorporated is a registered financial holding company headquartered in Detroit, Michigan. The Corporation's principal lines of business are the Business Bank, the Individual Bank and the Investment Bank. The core businesses are tailored to each of the Corporation's four primary geographic markets:
Michigan, Texas, California and Florida.

In addition to the three major lines of business, the Finance segment is also significant. The Finance segment includes Comerica's securities portfolio and asset and liability management activities. This segment is responsible for managing Comerica's funding, liquidity and capital needs, performing interest sensitivity gap and earnings simulation analysis and executing various strategies to manage Comerica's exposure to interest rate risk.

The accounting and reporting policies of Comerica Incorporated and its subsidiaries conform to accounting principles generally accepted in the United States and prevailing practices within the banking industry. Management makes estimates and assumptions that affect the amounts reported in the financial statements and accompanying footnotes. Actual results could differ from these estimates.

The following is a summary of the more significant accounting and reporting policies.

CONSOLIDATION

The consolidated financial statements include the accounts of the Corporation and its subsidiaries after elimination of all significant intercompany accounts and transactions. Prior years' financial statements have been reclassified to conform with current financial statement presentation.

For acquisitions accounted for as pooling-of-interests combinations, the historical consolidated financial statements are restated to include the accounts and results of operations. For acquisitions using the purchase method of accounting, the assets acquired and liabilities assumed are adjusted to fair market values at the date of acquisition, and the resulting net discount or premium is accreted or amortized into income over the remaining lives of the relevant assets and liabilities. Goodwill representing the excess of cost over the net book value of identifiable assets acquired is amortized on a straight-line basis over periods ranging from 10 to 25 years (weighted average of 19 years). Core deposit intangible assets are amortized on an accelerated method over 10 years.

IMPAIRMENT

The Corporation periodically evaluates long-lived assets, certain identifiable intangibles, deferred costs and goodwill for indication of impairment in value. When required, asset impairment is recorded.

LOANS HELD FOR SALE
Loans held for sale are carried at the lower of cost or market. Market value is determined in the aggregate.

SECURITIES

Investment securities held to maturity are those securities which management has the ability and positive intent to hold to maturity. Investment securities held to maturity are stated at cost, adjusted for amortization of premium and accretion of discount.

Investment securities that fail to meet the ability and positive intent criteria are accounted for as securities available for sale, and stated at fair value with unrealized gains and losses, net of income taxes, reported as a component of shareholders' equity.

Trading account securities are carried at market value. Realized and unrealized gains or losses on trading securities are included in noninterest income.

Gains or losses on the sale of securities are computed based on the adjusted cost of the specific security.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation, computed on the straight-line method, is charged to operations over the estimated useful lives of the assets. The estimated useful lives are generally 10-33 years for premises that the company owns and 3-8 years for furniture and equipment. Leasehold improvements are amortized over the terms of their respective leases or 10 years, whichever is shorter.

ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses represents management's assessment of probable losses inherent in the Corporation's on- and off-balance sheet credit portfolio. The allowance provides for probable losses that have been identified with specific customer relationships and for probable losses believed to be inherent but that have not been specifically identified. The Corporation allocates the allowance for credit losses to each loan category based on a defined methodology, which has been in use, without material change, for several years. Internal risk ratings are assigned to each business loan at the time of approval and are subject to subsequent periodic reviews by the senior management of the Credit Policy Group. Business loans are defined as those belonging to the commercial, international, real estate construction, commercial mortgage and lease financing categories. A detailed credit quality review is performed quarterly on large business loans which have deteriorated below certain levels of credit risk. A specific portion of the allowance is allocated to such loans based upon this review. The portion of the allowance allocated to the remaining business loans is determined by applying projected loss ratios to each risk rating based on numerous factors identified below. The portion of the allowance allocated to consumer loans is determined by applying projected loss ratios to various segments of the loan portfolio. Projected loss ratios incorporate factors such as recent loan loss experience, current economic conditions and trends, geographic dispersion of borrowers, and trends with respect to past due and nonaccrual amounts.

Management maintains an unallocated allowance to recognize the uncertainty and imprecision underlying the process of estimating expected credit losses. This uncertainty occurs because other factors affecting the determination of probable losses inherent in the loan portfolio may exist which are not necessarily captured by the application of historical loss ratios. Loans which are deemed uncollectible are charged off and deducted from the allowance. The provision for credit losses and recoveries on loans previously charged off are added to the allowance.

NONPERFORMING ASSETS

Nonperforming assets are comprised of loans for which the accrual of interest has been discontinued, loans for which the terms have been renegotiated to less than market rates due to a serious weakening of the borrower's financial condition and other real estate which has been acquired primarily through foreclosure and is awaiting disposition.

Loans which were restructured, but yield a rate equal to or greater than the rate charged for new loans with comparable risk and have met the requirements for accrual status, are generally not reported as nonperforming assets. Such loans are evaluated for impairment in the calendar year of the modifications. These loans may be excluded from the impairment assessment in the calendar years subsequent to the restructuring if not impaired based on the modified terms. See
Note 4 for additional information on loan impairment.

Consumer loans are generally not placed on nonaccrual status and are charged off no later than 180 days past due, or earlier if deemed uncollectible. Loans other than consumer are generally placed on nonaccrual status when principal or interest is past due 90 days or more and/or when, in the opinion of management, full collection of principal or interest is unlikely. At the time a loan is placed on nonaccrual status, interest previously accrued but not collected is charged against current income. Income on such loans is then recognized only to the extent that cash is received and where future collection of principal is probable. Generally, a loan may be returned to accrual status when all delinquent principal and interest become current and the Corporation expects repayment of the remaining contractual principal and interest or when the loan is both well secured and in the process of collection. A nonaccrual loan that is restructured will generally remain on nonaccrual for a period of six months to demonstrate that the borrower can meet the restructured terms. However, sustained payment performance prior to the restructuring, or significant events that coincide with the restructuring, are included in assessing whether the borrower can meet the restructured terms. These factors may result in the loan being returned to an accrual basis at the time of restructuring or upon satisfaction of a shorter performance period. If management is uncertain whether the borrower has the ability to meet the revised payment schedule, the loan remains classified as nonaccrual. Other real estate acquired is carried at the lower of cost or fair value, minus estimated costs to sell. When the property is acquired through foreclosure, any excess of the related loan balance over fair value is charged to the allowance for credit losses. Subsequent write-downs, operating expenses and losses upon sale, if any, are charged to noninterest expenses.

STOCK-BASED COMPENSATION

The Corporation elected to continue to apply the disclosure only method in accounting for its stock-based compensation plans. Information on the Corporation's stock-based compensation plans is included in Note 13.

PENSION COSTS

Pension costs are charged to salaries and employee benefits expense and funded consistent with the requirements of federal law and regulations.

POSTRETIREMENT BENEFITS

Postretirement benefits are recognized in the financial statements during the employee's active service period.

DERIVATIVE FINANCIAL INSTRUMENTS AND FOREIGN EXCHANGE
CONTRACTS

Interest rate and foreign exchange swaps, interest rate caps and floors, and futures and forward contracts may be used to manage the Corporation's exposure to interest rate and foreign currency risks. These instruments, with the exception of futures and forwards, are accounted for on an accrual basis since there is a high correlation with the on-balance sheet instrument being hedged. If this correlation ceases to exist, the existing unrealized gain or loss is amortized over the remaining term of the instrument, and future changes in fair value are accounted for in noninterest income or expense. Net interest income or expense, including premiums paid or received, is recognized over the life of the contract and reported as an adjustment to interest expense. Realized gains and losses on futures and forwards are generally deferred and amortized over the life of the contract as an adjustment to net interest income. Gains or losses on early termination of risk management derivative financial instruments are deferred and amortized as an adjustment to the yields of the related assets or liabilities over their remaining contractual life. If the designated asset or liability matures, or is disposed of or extinguished, any unrealized gains or losses on the related derivative instrument are recognized currently and reported as an adjustment to interest expense.

Foreign exchange futures and forward contracts, foreign currency options, interest rate caps and interest rate swap agreements executed as a service to customers are accounted for on a fair value basis. As a result, the fair values of these instruments are recorded in the consolidated balance sheet with both realized and unrealized gains and losses recognized currently in noninterest income.

INCOME TAXES

Provisions for income taxes are based on amounts reported in the statements of income (after exclusion of nontaxable income such as interest on state and municipal securities) and include deferred income taxes on temporary differences between the tax basis and financial reporting basis of assets and liabilities.

STATEMENTS OF CASH FLOWS

For the purpose of presentation in the statements of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption, "Cash and due from banks."

DEFERRED COSTS

Certain mutual fund costs are capitalized when paid and amortized over the period that fees contractually recoup the deferred costs. The net of fees and amortization is recorded in noninterest income.

LOAN ORIGINATION FEES AND COSTS

Loan origination and commitment fees are deferred and recognized over the life of the related loan or over the commitment period as a yield adjustment. Loan fees on unused commitments and fees related to loans sold are recognized currently as noninterest income.

OTHER COMPREHENSIVE INCOME
The Corporation has elected to present information on comprehensive income in the Consolidated Statements of Changes in Shareholders' Equity and in Note 12.




2 Acquisitions

On November 1, 2000, the Corporation and Imperial Bancorp announced a definitive agreement to merge through an exchange of shares. Under the terms of the agreement, Imperial shareholders received 0.46 shares of Comerica common stock for each share of Imperial common stock. The merger was completed in January 2001 and was accounted for as a pooling of interests. The Corporation anticipates incurring a pre-tax, merger-related and restructuring charge of approximately $169 million ($124 million after-tax) in 2001 in connection with the acquisition.

The financial information presented in this form 8-K is for Comerica Incorporated and is restated to include the accounts and results of operations of the acquisition accounted for as a pooling of interests combination.

During 1998, Comerica purchased a majority interest in Munder Capital Management, an investment advisory firm. Net income for the third and fourth quarter of 1998 included the consolidated financial results of Munder. The Corporation's minority interest in periods prior to the third quarter of 1998 was accounted for under the equity method. Intangible assets increased $133 million as a result of the consolidation. The fair market value of total assets acquired and total liabilities assumed was not material.

At December 31, 2000 the Corporation owned 12 million shares, or approximately 56%, of the outstanding common stock of Official Payment Corporation ("OPAY")(Nasdaq: OPAY). OPAY completed an initial public offering ("IPO") on November 23, 1999, of 5 million shares of common stock priced at $15 per share. As a result of the offering, the Corporation's ownership percentage of OPAY's common stock decreased from 80% to approximately 56% of total outstanding shares. The Corporation recognized a $44 million pretax gain in 1999 representing the increase in its basis in OPAY stock due to the IPO. The gain is reflected in "Net gain on sale of businesses" in the Consolidated Statements of Income.

3 Investment Securities

Information concerning investment securities as shown in the consolidated balance sheets of the Corporation was as follows:


                                                                                   Gross             Gross
                                                                              Unrealized        Unrealized        Estimated
(in thousands)                                                Cost                Gains             Losses       Fair Value
                                                             ----------       ----------        ----------       ----------
December 31, 2000
     U.S. government and
       agency securities                                     $3,120,561       $   22,476         $  8,417        $3,134,620

     State and municipal securities                              44,920            1,417               40            46,297
     Other securities                                           713,101            6,599            9,892           709,808
                                                             ----------       ----------         --------        ----------
      Total securities available
     for sale                                                $3,878,582       $   30,492         $ 18,349        $3,890,725
                                                             ==========       ==========         ========        ==========
December 31, 1999
     U.S. government and
        agency securities                                    $2,995,992       $    1,458         $ 47,781        $2,949,669
     State and municipal securities                              72,054            1,764              122            73,696
     Other securities                                           748,576           24,153           12,601           760,128
                                                             ----------       ----------         --------        ----------
            Total securities available
                for sale                                     $3,816,622        $  27,375         $ 60,504        $3,783,493
                                                             ==========       ==========         ========        ==========


The cost and estimated fair values of debt securities by contractual maturity were as follows (securities with multiple maturity dates are classified in the period of final maturity). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


December 31, 2000                                                              Estimated
(in thousands)                                                     Cost       Fair Value
                                                             ----------       ----------
Contractual maturity
     Within one year                                         $  285,950       $  288,331
     Over one year to five years                                450,154          451,471
     Over five years to ten years                                61,774           59,126
     Over ten years                                             764,158          759,013
                                                             ----------       ----------
        Subtotal securities                                   1,562,036        1,557,941
     Mortgage-backed securities                               2,175,568        2,191,673
     Equity and other nondebt securities                        140,978          141,111
                                                             ----------       ----------
        Total securities available
        for sale                                             $3,878,582       $3,890,725
                                                             ==========       ==========

Sales, calls and write-downs of investment securities available for sale resulted in realized gains and losses as follows:


Year Ended December 31
(in thousands)                                                     2000             1999
                                                                -------           ------
Securities gains                                                $20,821           $8,869
Securities losses                                                (3,826)            (194)
Write-down of low income housing
investments                                                      (6,466)              --
                                                                -------           ------
     Total                                                      $10,529           $8,675
                                                                =======           ======


Assets, principally securities, carried at approximately $1.8 billion at December 31, 2000, were pledged to secure public deposits (including State of Michigan deposits of $73 million at December 31, 2000) and for other purposes as required by law.

4 Nonperforming Assets

The following table summarizes nonperforming assets and loans which are contractually past due 90 days or more as to interest or principal payments. Nonperforming assets consist of nonaccrual loans, reduced-rate loans and other real estate. Nonaccrual loans are those on which interest is not being recognized. Reduced-rate loans are those on which interest has been renegotiated to lower than market rates because of the weakened financial condition of the borrower.

Nonaccrual and reduced-rate loans are included in loans on the consolidated balance sheet.


December 31
(in thousands)                                                     2000             1999
                                                               --------        ---------
Nonaccrual loans
     Commercial loans                                          $244,390        $ 126,640
     International loans                                         57,929           44,046
     Real estate construction loans                               4,542              249
     Commercial mortgage loans                                   17,417           10,189
     Residential mortgage loans                                     166              572
     Consumer loans                                               3,080            5,356
     Lease financing                                              3,837            5,630
                                                               --------        ---------
         Total                                                  331,361          192,682
Reduced-rate loans                                                2,306            9,348
                                                               --------        ---------
        Total nonperforming loans                               333,667          202,030
Other real estate                                                 5,577           10,530
                                                               --------        ---------
        Total nonperforming assets                             $339,244        $ 212,560
                                                               ========        =========
Loans past due 90 days and
still accruing                                                 $ 35,820        $  47,676
                                                               ========        =========
Gross interest income that would
   have been recorded
   had the nonaccrual and reduced-rate
   loans performed
   in accordance with original terms                           $ 36,176        $  19,692
                                                               --------        ---------
Interest income recognized                                     $  7,502        $   2,327
                                                               ========        =========


A loan is impaired when it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement. Consistent with this definition, all nonaccrual and reduced-rate loans (with the exception of residential mortgage and consumer loans) are impaired.

Impaired loans at December 31, 2000, were $365 million, $29 million of which were formerly on nonaccrual status, but were restructured and met the requirements to be restored to an accrual basis. These loans are performing in accordance with their modified terms, but, in accordance with impaired loan disclosures must continue to be disclosed as impaired for the remainder of the calendar year of the restructuring.


December 31
(in thousands)                                                     2000             1999              1998
                                                               --------        ---------          --------
Average impaired loans for the year                            $292,665         $209,480          $164,141
Total period-end impaired loans                                 364,895          199,922           163,010
Period-end impaired loans requiring
    an allowance                                                277,159          184,607           144,240
Impairment allowance                                            104,107           61,913            34,726


Those impaired loans not requiring an allowance represent loans for which the fair value exceeded the recorded investment in the loan. Remaining loan impairment is based on the present value of expected future cash flows discounted at the loan's effective interest rate.

5 Allowance for Credit Losses

An analysis of changes in the allowance for credit losses follows:


(in thousands)                                                     2000             1999              1998
                                                               --------        ---------         ---------
Balance at January 1                                           $548,147        $ 515,058         $ 475,290
Loans charged off                                              (223,527)        (143,727)         (149,420)
Recoveries on loans previously
    charged off                                                  28,745           34,563            42,813
                                                               --------        ---------         ---------
Net loans charged off                                          (194,782)        (109,164)         (106,607)
Provision for credit losses                                     254,800          146,220           146,375
Transfer to loans held for sale                                       -           (4,000)                -
Foreign currency translation
adjustment                                                          (55)              33                 -
                                                               --------        ---------         ---------
Balance at December 31                                         $608,110        $ 548,147         $ 515,058
                                                               ========        =========         =========
As a percent of total
    loans                                                          1.51%            1.51%             1.51%
                                                               ========        =========         =========




6 Significant Group Concentrations of Credit Risk

Concentrations of both on-balance sheet and off-balance sheet credit risk are controlled and monitored as part of credit policies. The Corporation is a regional financial holding company with a geographic concentration of its on-balance sheet and off-balance sheet activities centered in Michigan. In addition, the Corporation has an industry concentration with the automotive industry, which includes manufacturers and their finance subsidiaries, suppliers, dealers and company executives.

At December 31, 2000 and 1999, exposure from loan commitments and guarantees to companies related to the automotive industry totaled $10.6 billion and $8.9 billion, respectively. Additionally, commercial real estate loans, including commercial mortgages and construction loans, totaled $8.5 billion in 2000 and $6.5 billion in 1999. Approximately $3.5 billion of commercial real estate and real estate construction loans at December 31, 2000, involved owner-occupied properties. Those borrowers are involved in business activities other than real estate, and the sources of repayment are not dependent on the performance of the real estate market.


7 Premises and Equipment and Other Noncancellable Obligations

A summary of premises and equipment at December 31 by major category follows:


(in thousands)                                       2000              1999
                                               ----------         ---------
Land                                           $   54,878         $  51,229
Buildings and improvements                        356,012           355,483
Furniture and equipment                           423,743           404,029
                                               ----------         ---------
     Total cost                                   834,633           810,741
Less accumulated depreciation
   and amortization                              (470,387)         (438,768)
                                               ----------         ---------
     Net book value                             $ 364,246         $ 371,973
                                               ==========         =========

Rental expense for leased properties and equipment amounted to $51 million in 2000, $50 million in 1999 and $49 million in 1998. Future minimum payments under noncancellable obligations are as follows:

(in thousands)
2001                        $ 60,622
2002                          55,240
2003                          52,219
2004                          46,930
2005                          39,665
2006 and later               278,872

8  Deposits

A maturity distribution of domestic Certificates of Deposits of $100,000 and over at December 31 follows:


(in millions)                                          2000              1999
                                                       ----              ----
Three months of less                                 $3,206            $2,752
Over three months to six months                       2,028               662
Over six months to twelve months                      2,061               637
Over twelve months                                      349               187
                                                     ------            ------
Total                                                $7,644            $4,238
                                                     ======            ======




9 Short-Term Borrowings

Federal funds purchased and securities sold under agreements to repurchase generally mature within one to four days from the transaction date. Other borrowed funds, consisting of commercial paper, borrowed securities, term federal funds purchased, short-term notes and treasury tax and loan deposits, generally mature within one to 120 days from the transaction date. The following is a summary of short-term borrowings at December 31, 2000 and 1999.


                                       Federal Funds Purchased and            Other
                                             Securities Sold Under         Borrowed
(in thousands)                            Agreements to Repurchase            Funds
December 31, 2000                      ---------------------------       ----------
     Amount outstanding at year-end                     $1,640,006       $  453,375
     Weighted average interest
     rate at year-end                                         6.37%            5.51%
December 31, 1999
     Amount outstanding at year-end                     $1,387,536       $1,537,158
     Weighted average interest
     rate at year-end                                         4.43%            4.45%


At December 31, 2000, the parent company had available a $250 million commercial paper facility of which $80 million was outstanding. This facility is supported by a $200 million line of credit agreement. Under the current agreement the line will expire in May of 2001.

At December 31, 2000, the Corporation's subsidiary banks had pledged loans totaling $30.8 billion to secure a collateralized borrowing account with the Federal Reserve Bank.

10 Medium- and Long-Term Debt

Medium- and long-term debt consisted of the following at December 31:


(in thousands)                                                                      2000              1999
                                                                              ----------        ----------
Parent Company
7.25% subordinated notes due 2007                                             $  157,414        $  158,543
Subsidiaries
Subordinated notes:
     7.25% subordinated notes due 2007                                           198,703           198,502
     8.375% subordinated notes due 2024                                          155,071           155,287
     7.25% subordinated notes due 2002                                           149,719           149,561
     6.875% subordinated notes due 2008                                          103,272           103,729
     7.125% subordinated notes due 2013                                          154,486           154,834
     7.875% subordinated notes due 2026                                          172,346           173,217
     6.00% subordinated notes due 2008                                           248,238           248,010
     7.65% subordinated notes due 2010                                           248,385                 -
     8.50% subordinated notes due 2009                                            99,474            99,411
     9.98% junior subordinated debentures due 2026                                63,690            73,430
                                                                              ----------        ----------
         Total subordinated notes                                              1,593,384         1,355,981
Medium-term notes:
     Floating rate based on LIBOR indices                                      5,048,972         5,766,070
     Floating rate based on Treasury indices                                     125,000            37,000
     Floating rate based on Prime indices                                      1,320,964         1,224,993
     Fixed rate notes with interest rate
         of 6.65%                                                                      -           199,944
                                                                              ----------        ----------
         Total medium-term notes                                               6,494,936         7,228,007
Notes payable                                                                     13,445            14,292
                                                                              ----------        ----------
         Total subsidiaries                                                    8,101,765         8,598,280
                                                                              ----------        ----------
         Total medium- and long-term debt                                     $8,259,179        $8,756,823
                                                                              ==========        ==========


Concurrent with the issuance of certain of the medium- and long-term debt presented above, the Corporation entered into interest rate swap agreements to convert the stated rate of the debt to a rate based on the indices identified in the following table.


                                Principal Amount                                         Base
                                         of Debt                                      Rate at
(in thousands)                         Converted                  Base Rate          12/31/00
                                ----------------              -------------          --------
Parent company
     7.25% subordinated notes           $150,000              6-month LIBOR             6.21%
Subsidiaries
Subordinated notes:
     7.25% subordinated notes           $200,000              6-month LIBOR             6.21%
     8.375% subordinated notes           150,000              6-month LIBOR             6.21%
     7.25% subordinated notes            150,000              6-month LIBOR             6.21%
     6.875% subordinated notes           100,000              6-month LIBOR             6.21%
     6.00% subordinated notes            250,000              6-month LIBOR             6.21%
     7.125% subordinated notes           150,000              6-month LIBOR             6.21%
     7.875% subordinated notes           150,000              6-month LIBOR             6.21%

     7.65% subordinated notes            250,000              3-month LIBOR             6.44%
Medium-term notes:
     Floating rate based on
     Treasury indices                    125,000              1-month LIBOR             6.64%


All subordinated notes and debentures with maturities greater than one year qualify as Tier 2 capital.

The Corporation currently has two medium-term note programs: a senior note program and a European note program. Under these programs, certain bank subsidiaries may offer an aggregate principal amount of up to $17.0 billion. The notes can be issued as fixed or floating rate notes and with terms from one month to 15 years. The interest rates on the floating rate medium-term notes based on LIBOR ranged from three-month LIBOR plus 0.07% to one-month LIBOR plus 0.20%. The notes are due from 2001 to 2005. The interest rate on the floating rate medium-term notes based on U.S. Treasury indices is equal to the three-month U.S. Treasury bill bond equivalent rate plus 0.67%. The notes are due in 2001. The medium-term notes do not qualify as Tier 2 capital and are not insured by the FDIC. The principal maturities of medium- and long-term debt are as follows:

(in thousands)
2001                                       $5,257,051
2002                                          991,137
2003                                          132,309
2004                                          102,330
2005                                          187,366
2006 and later                              1,588,986



11  Shareholders' Equity

The board of directors had authorized the repurchase of up to 40.5 million shares of Comerica Incorporated common stock for general corporate purposes, acquisitions and employee benefit plans. In connection with the Imperial Bancorp acquisition, the board of directors of the Corporation rescinded its previous authorization. On March 27, 2001, the Board of Directors of Comerica approved a share repurchase program, authorizing the Corporation to repurchase up to one million (1,000,000) shares of its outstanding common stock.

At December 31, 2000, the Corporation had reserved 11.3 million shares of common stock for issuance to employees and directors under the long-term incentive plans.

The Corporation issued 5 million shares of Fixed/Adjustable Rate Noncumulative Preferred Stock, Series E, with a stated value of $50 per share in 1996. Dividends are payable quarterly, at a rate of 6.84% per annum through July 1, 2001. Thereafter, the rate will be equal to 0.625% plus an effective rate, but not less than 7.34% nor greater than 13.34%. The effective rate will be equal to the highest of the Treasury Bill Rate, the Ten Year Constant Treasury Maturity Rate and the Thirty Year Constant Treasury Maturity Rate (as defined in the prospectus). The Corporation, at its option after regulatory approval, may redeem all or part of the outstanding shares on or after July 1, 2001.


12  Other Comprehensive Income

Other comprehensive income includes the change in unrealized gains and losses on investment securities available for sale and the change in the accumulated foreign currency translation adjustment. The Consolidated Statements of Changes in Shareholders' Equity includes only combined, net of tax, other comprehensive income. The following presents reconciliations of the components of accumulated other comprehensive income for the years ended December 31, 2000, 1999 and 1998.



                                                                                        Year Ended December 31
(in thousands)                                                                 2000              1999             1998
Net unrealized gains (losses) on investment
securities available for sale:
     Balance at beginning of year                                          $(22,719)       $   (8,203)        $    712
     Net unrealized holding gains (losses)
        arising during the period                                            56,230           (12,452)          (6,301)
     Less: Reclassification adjustment for gains
        (losses) included in net income                                      10,529             8,675            7,441
                                                                           --------        ----------         --------
     Change in net unrealized gains (losses)
        before income taxes                                                  45,701           (21,127)         (13,742)
     Provision for income taxes                                              14,966            (6,611)          (4,827)
                                                                           --------        ----------         --------
     Change in net unrealized gains (losses)
        on investment securities
        available for sale, net of tax                                       30,735           (14,516)          (8,915)
                                                                           --------        ----------         --------
     Balance at December 31                                                $  8,016        $  (22,719)        $ (8,203)
Accumulated foreign currency translation adjustment:
     Balance at beginning of year                                             1,015             1,233             (967)
     Net translation gains (losses) arising
        during the period                                                     3,066              (218)           2,200
     Less: Reclassification adjustment for gains
        (losses) included in net income                                           -                 -                -
                                                                           --------        ----------         --------
     Change in translation adjustment before income taxes                     3,066              (218)           2,200
     Provision for income taxes                                                   -                 -                -
                                                                           --------        ----------         --------
     Change in foreign currency translation adjustment,
        net of tax                                                            3,066              (218)           2,200
                                                                           --------        ----------         --------
     Balance at December 31                                                $  4,081        $    1,015         $  1,233
                                                                           --------        ----------         --------
Total accumulated other comprehensive income,
   net of taxes, at December 31                                            $ 12,097        $  (21,704)        $ (6,970)
                                                                           ========        ==========         ========



13  Net Income per Common Share

Basic net income per common share is computed by dividing net income applicable to common stock by the weighted average number of shares of common stock outstanding during the period. Diluted net income per common share is computed by dividing net income applicable to common stock by the weighted average number of shares, nonvested stock and dilutive common stock equivalents outstanding during the period. Common stock equivalents consist of common stock issuable under the assumed exercise of stock options granted under the Corporation's stock plans, using the treasury stock method. A computation of earnings per share follows:


Year Ended December 31
(in thousands, except per share data)        2000        1999       1998
                                         --------    --------   --------
Basic
     Average shares outstanding           176,827     176,771    177,016
                                         ========    ========   ========

Net income                                     $790,735          $759,415         $650,824
Less preferred stock dividends                   17,100            17,100           17,100
                                               --------          --------         --------
Net income applicable to common stock          $773,635          $742,315         $633,724
                                               ========          ========         ========
Basic net income per common share              $   4.38          $   4.20         $   3.58
                                               ========          ========         ========
Diluted
     Average shares outstanding                 176,827           176,771          177,016
     Nonvested stock                                159               167              191
     Common stock equivalents
      Net effect of the assumed
      exercise of stock options                   2,395             2,863            3,496
                                               --------          --------         --------
     Diluted average shares                     179,381           179,801          180,703
                                               ========          ========         ========
Net income                                     $790,735          $759,415         $650,824
Less preferred stock dividends                   17,100            17,100           17,100
                                               --------          --------         --------
Net income applicable to common stock          $773,635          $742,315         $633,724
                                               ========          ========         ========
Diluted net income per common share            $   4.31          $   4.13         $   3.51
                                               ========          ========         ========


14 Long-Term Incentive Plans

The Corporation has long-term incentive plans under which it has awarded both shares of restricted stock to key executive officers and stock options to executive officers, directors and key personnel of the Corporation and its subsidiaries. The Corporation has elected to follow the disclosure only method in accounting for the employee and director stock options when the exercise price equals the market price of the underlying stock on the date of grant. The maturity of each option is determined at the date of grant; however, no options may be exercised later than ten years from the date of grant. The options may have restrictions regarding exercisability. A majority of the Corporation's options vest over a four-year period.

Pro forma information regarding net income and earnings per share was determined as if the Corporation had accounted for its employee and director stock options under the fair value method. The fair value of options was estimated at the date of grant using a Black-Scholes option pricing model. The Black-Scholes model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. The model may not necessarily provide a reliable single measure of the fair value of employee and director stock options. The Corporation's employee and director stock options have characteristics significantly different from those of traded options and changes in the subjective input assumptions can materially affect the fair value estimate.

The fair value of the options was estimated using an option valuation model with the following weighted-average assumptions:


                                                 2000             1999          1998
                                                 -----            -----         -----
Risk-free interest rate                          6.46%            5.15%         5.54%
Expected dividend yield                          2.84%            3.24%         3.45%
Expected volatility factors of the
    market price of Comerica common stock          28%              24%           21%
Expected option life (in years)                   4.8              4.8           4.3

Had compensation cost for the Corporation's stock-based compensation plans been determined in accordance with the fair value provisions, net income and earnings per share would have been as follows:


(in thousands, except per share data)                              2000             1999             1998
                                                               --------         --------         --------
Pro forma net income                                           $747,700         $719,598         $619,569

Pro forma earnings per share:
     Basic                                                        $4.23            $4.07            $3.50
     Diluted                                                       4.17             4.00             3.43




                                                                                                 Average per Share
                                                                                                 Exercise       Market
                                                                                  Number         Price          Price
                                                                              ----------         ------         ------
Outstanding-December 31, 1997                                                  9,702,927         $22.81         $60.17
     Granted                                                                   3,334,915          54.95          71.37
     Cancelled                                                                (1,095,827)         54.75          64.33
     Exercised                                                                (1,707,059)         18.35          64.07
     Expired                                                                           -                             -
                                                                              ----------         ------         ------
Outstanding-December 31, 1998                                                 10,234,956         $33.26         $68.19
     Granted                                                                   2,388,392          64.86          66.63
     Cancelled                                                                  (259,697)         56.27          58.69
     Exercised                                                                  (801,136)         18.44          62.76
     Expired                                                                          -                              -
                                                                              ----------         ------         ------
Outstanding-December 31, 1999                                                 11,562,515         $40.32         $46.69
     Granted                                                                   2,781,847          42.53          41.95
     Cancelled                                                                  (261,986)         50.92          49.58
     Exercised                                                                (1,522,564)         17.16          17.31
     Expired                                                                           -                             -
                                                                              ----------         ------         ------
Outstanding-December 31, 2000                                                 12,559,812         $43.38         $59.38
                                                                              ==========         ======         ======
Exercisable-December 31, 2000                                                  8,026,508
Available for grant-December 31, 2000                                            142,316




The following table summarizes information about stock options outstanding at December 31, 2000:



                                       Outstanding                                                     Exercisable
                                                                          Average                      Average
 Exercise                                               Average          Exercise                      Exercise
Price Range                                 Shares     Life (a)             Price           Shares     Price
                                        ----------     --------          --------        ---------     ----------
     $ 6.30 -$19.00                      1,359,931          3.8            $18.23        1,359,931     $18.23
      19.83 - 35.33                      3,405,229          4.9             26.26        3,401,479      26.26
      40.09 - 58.44                      3,854,534          8.1             41.33        1,213,527      40.98
      60.31 - 66.81                      2,155,613          8.2             66.61          959,260      66.41
      68.44 - 71.58                      1,784,505          7.2             71.58        1,092,311      71.58
                                        ----------        -----            ------        ---------      -----
Total                                   12,559,812          6.7             43.38        8,026,508      38.09
                                        ==========        =====            ======        =========      =====

(a) Average contractual life remaining in years.


15  Employee Benefit Plans


The Corporation has a defined benefit pension plan in effect for substantially all full-time employees. Staff expense includes income of $7.9 million in 2000, $0.8 million in 1999 and $3.0 million in 1998 for the plan. Benefits under the plan are based primarily on years of service, age and compensation during the five highest paid consecutive calendar years occurring during the last ten years before retirement. The plan's assets primarily consist of units of certain collective investment funds administered by Munder Capital Management, equity securities, U.S. government and agency securities and corporate bonds and notes.

The Corporation's postretirement benefits plan continues postretirement health care and life insurance benefits for retirees as of December 31, 1992, provides a phase-out for employees over 50 as of that date. The Corporation has funded the plan with a company-owned life insurance contract.


The tables below set forth reconciliations of the Corporation's pension and postretirement plan obligations and plan assets:


                                                                      Defined Benefit                     Postretirement
                                                                       Pension Plan                        Benefit Plan
(in thousands)                                                     2000             1999              2000             1999
                                                               --------         --------           -------          -------
Change in benefit obligation:
Benefit obligation at January 1                                $509,686         $542,941           $74,562          $80,710
Service cost                                                     13,531           15,387                79              256
Interest cost                                                    42,839           38,118             5,541            5,308
Amendments                                                       25,696                -                 -                -
Actuarial (gain)/loss                                            22,294          (63,598)            2,892           (4,995)
Benefits paid                                                   (23,419)         (23,162)           (7,122)          (6,717)
                                                               --------         --------           -------          -------
Benefit obligation
     at December 31                                            $590,627         $509,686           $75,952          $74,562
                                                               ========         ========           =======          =======

Change in plan assets:
Fair value of plan assets at
     January 1                                                 $651,782         $628,194           $84,391          $88,312
Actual return on plan assets                                      2,656           46,750             5,136           (1,475)
Employer contributions                                                -                -             3,306            4,271
Benefits paid                                                   (23,419)         (23,162)           (7,122)          (6,717)
                                                               --------         --------           -------          -------
Fair value of plan assets at
   December 31                                                 $631,019         $651,782           $85,711          $84,391
                                                               ========         ========           =======          =======

The following table sets forth the funded status of the defined benefit pension and postretirement plan and amounts recognized on the Corporation's balance sheet:


                                                                      Defined Benefit                    Postretirement
                                                                       Benefit Plan                       Pension Plan
(in thousands)                                                     2000             1999              2000            1999
                                                               --------        ---------           --------        -------
Funded status at December 31                                   $ 40,393        $ 142,096           $  9,758        $ 9,829
Unrecognized net (gain)/loss                                    (24,927)        (106,068)             3,282         (4,701)
Unrecognized net transition
     (asset)/obligation                                            (856)          (5,690)            51,388         59,850
Unrecognized prior service cost                                  21,597           (2,072)                 -              -
                                                               --------        ---------           --------        -------
Prepaid benefit cost                                           $ 36,207        $  28,266           $ 64,428        $64,978
                                                               ========        =========           ========        =======


Components of net periodic benefit cost/(income):


Defined Benefit Pension Plan
(in thousands)
                                                                   2000             1999             1998
                                                               --------         --------         --------
Service cost                                                   $ 13,531         $ 15,387         $ 13,924
Interest cost                                                    42,839           38,118           36,039
Expected return on plan assets                                  (60,920)         (51,241)         (48,887)
Amortization of unrecognized
     transition asset                                            (4,834)          (4,834)          (4,834)
Amortization of unrecognized
     prior service cost                                           2,026             (322)            (331)
Amortization of unrecognized
     net (gain)/loss                                               (584)           2,132            1,071
                                                               --------         --------         --------
Net periodic benefit income                                    $ (7,942)        $   (760)        $ (3,018)
                                                               ========         ========         ========


Postretirement Benefit Plan
(in thousands)
                                                                   2000             1999             1998
                                                               --------         --------          -------
Service cost                                                   $     79         $    256         $    262
Interest cost                                                     5,541            5,308            5,509
Expected return on plan assets                                  (6,069)           (5,935)          (5,829)
Amortization of unrecognized
     transition obligation                                        4,305            4,628            4,628
Amortization of unrecognized net gain                                 -                -                -
                                                               --------         --------          -------
Net periodic benefit cost                                      $  3,856         $  4,257          $ 4,570
                                                               ========         ========          =======



Actuarial assumptions were as follows:


Defined Benefit Pension Plan                                       2000             1999             1998
                                                               --------         --------          -------
Discount rate used in determining
     benefit obligation                                             7.9%             8.0%             7.0%
Long-term rate of return on assets                                 10.0%             9.3%             9.0%
Rate of compensation increase                                       5.0%             5.0%             5.0%




Postretirement Benefit Plan
                                                                   2000             1999             1998
                                                               --------         --------          -------


Discount rate used in determining
     benefit obligation                                             7.9%             8.0%             7.0%
Long-term rate of return on assets                                  6.7%             6.7%             6.7%


The health care and prescription drug cost trend rates projected for 2000 were nine percent and eleven percent, respectively. Each health care cost trend rate is assumed to gradually decrease to five precent by the year 2007. Increasing each health care rate by one percentage point would increase the accumulated postretirement benefit obligation by $5 million at December 31, 2000, and the aggregate of the service and interest cost components by $359 thousand for the year ended December 31, 2000. Decreasing each health care rate by one percentage point would decrease the accumulated postretirement benefit obligation by $5 million at December 31, 2000, and the aggregate of the service and interest cost components by $317 thousand for the year ended December 31, 2000.

The Corporation also maintains defined contribution plans (including 401(k) plans) for various groups of its employees. All of the Corporation's salaried and regular part-time employees are eligible to participate in one or more of the plans. The Corporation makes matching contributions, most of which are based on a declining percentage of employee contributions (currently, maximum per employee is $1,000) as well as a performance-based matching contribution based on the Corporation's financial performance. Staff expense includes expense of $35.1 million in 2000, $22.9 million in 1999 and $17.9 million in 1998 for the plans.

The Corporation maintained an employee stock ownership plan ("ESOP") for certain employees. The Corporation accounted for its ESOP in accordance with Statement of Position 93-6. Accordingly, the Corporation recorded compensation expense equal to the fair value of the shares allocated. The contributions to the plan are discretionary. At December 31, 2000 the plan was externally leveraged. The Corporation borrowed $6.0 million from a correspondent bank in 1999 and an additional $6 million in 2000 to fund the purchase of 133,723 and 165,227 shares of common stock, respectively, for future contributions to the ESOP. In 2001 the plan was converted to an internally leveraged plan and merged into the Corporation's 401(k) plan. Shares are deemed to be available for release to the ESOP as principal and interest payments are made on the loans, however, shares were released to the ESOP annually in 2000 and 1999. In 2000, a total of 70,183 shares of common stock, with a cost basis of $3.1 million, were released to the ESOP. For 1999, a total of 52,305 shares, with a cost basis of $2.3 million, were released to the ESOP. At December 31, 2000 and 1999, unearned compensation related to the ESOP of $6.8 million and $3.8 million, respectively, is reflected as a reduction of shareholders' equity.

The fair value of unallocated ESOP shares totaled $10.5 million and $3.8 million at December 31, 2000 and 1999, respectively.

The Corporation also maintained a Deferred Compensation Plan ("DC Plan") to provide specified benefits to certain employees and directors. The DC Plan allowed participants to defer all or a portion of their salary and bonus. The Corporation matched a percentage of certain participants' deferrals as determined by a formula under the plan, which may range from 0% to 50% match. The match percentage was 50% for 2000 and 1999 and 10% for 1998. The expense of funding the deferred compensation plans totaled $8.1 million, $4.7 million and $2.3 million for the years ended December 31, 2000, 1999 and 1998, respectively.

16 Income Taxes

The current and deferred components of income taxes were as follows:


(in thousands)                                         2000            1999            1998
                                                     --------        --------        --------
Currently payable
     Federal                                         $360,514        $337,127        $274,720
     Foreign                                           16,120          22,797          27,263
     State and local                                   20,464          31,019          24,209
                                                     --------        --------        --------
                                                      397,098         390,943         326,192
Deferred federal, state and local                      45,709          35,453          16,249
                                                     --------        --------        --------
        Total                                        $442,807        $426,396        $342,441
                                                     ========        ========        ========


There were $4.4 million, $3.8 million and $2.6 million of income tax provision/(benefit) on securities transactions in 2000, 1999 and 1998, respectively.

The principal components of deferred tax (assets)/liabilities at December 31 were as follows:


(in thousands)                                                  2000              1999
                                                             ---------         ---------
Deferred tax assets:
Allowance for credit losses                                  $(199,371)        $(182,697)
Allowance for depreciation                                      (3,302)            2,871
Deferred loan origination fees and costs                       (30,598)          (29,214)
Employee benefits                                              (35,857)          (24,636)
Other temporary differences, net                               (49,457)          (44,007)
                                                             ---------         ---------
     Total deferred tax assets                               $(318,585)        $(277,683)
Deferred tax liabilities:
Lease financing transactions                                 $ 311,858         $ 229,086
Investment in Official Payments Corporation                     17,065            19,404
Investment securities available for sale                         4,486            (9,550)
                                                             ---------         ---------
     Total deferred tax liabilities                            333,409           238,940
                                                             ---------         ---------
        Net deferred tax (asset)/liability                   $  14,824         $ (38,743)
                                                             =========         =========


The provision for income taxes differs from that computed by applying the federal statutory rate of 35 percent for the reasons in the following analysis:


(in thousands)                                    2000                      1999                    1998
                                      Amount      Rate         Amount       Rate         Amount     Rate
                                    ---------     ----       ---------      ----       ---------    ----
Tax based on federal
statutory rate                      $ 427,535     35.0%      $ 412,567      35.0%      $ 351,250    35.0%
Effect of tax-exempt
 interest income                       (1,917)    (0.2)         (2,856)     (0.2)         (4,141)   (0.4)
Bank owned life insurance             (11,553)    (0.9)        (11,054)     (0.9)        (10,651)   (1.1)
Goodwill                                7,557     (0.6)          7,584      (0.6)          7,559     0.8
Other                                   9,170      0.8          13,106      (1.1)          8,731     0.8
                                    ---------     ----       ---------      ----       ---------    ----
Provision for income taxes          $ 430,792     35.3%      $ 419,347      35.6%      $ 352,748    35.1%
                                    =========     ====       =========      ====       =========    ====

17  Transactions with Related Parties

The bank subsidiaries have had, and expect to have in the future, transactions with the Corporation's directors and their affiliates. Such transactions were made in the ordinary course of business and included extensions of credit, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers and did not, in management's opinion, involve more than normal risk of collectibility or present other unfavorable features. The aggregate amount of loans attributable to persons who were related parties at December 31, 2000, approximated $368 million at the beginning and $450 million at the end of 2000. During 2000, new loans to related parties aggregated $710 million and repayments totaled $628 million.


18  Regulatory Capital and Banking Subsidiaries

Banking regulations limit the transfer of assets in the form of dividends, loans or advances from the bank subsidiaries to the Corporation. Under the most restrictive of these regulations, the aggregate amount of dividends which can be paid to the Corporation without obtaining prior approval from bank regulatory agencies approximated $1,110 million at January 1, 2001, plus current year's earnings. Substantially all the assets of the Corporation's subsidiaries are restricted from transfer to the Corporation in the form of loans or advances.

Dividends paid to the Corporation by its banking subsidiaries amounted to $339 million in 2000, $261 million in 1999 and $442 million in 1998.

The Corporation and its banking subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Quantitative measures established by regulation to ensure capital adequacy require the maintenance of minimum amounts and ratios of Tier 1 and total capital (as defined in the regulations) to average and risk-weighted assets. At December 31, 2000 and 1999, the Corporation and all of its banking subsidiaries exceeded the ratios required for an institution to be considered "well capitalized" (total capital ratio greater than 10 percent). The following is a summary of the capital position of the Corporation and its significant banking subsidiaries.


                                            Comerica Inc.         Comerica      Comerica Bank-    Comerica Bank-     Imperial
(in thousands)                             (Consolidated)             Bank              Texas        California          Bank
                                           --------------     -------------     --------------   ---------------  -----------
December 31, 2000
Tier 1 capital                              $   4,230,159     $   2,923,331     $   370,520       $   482,292     $   514,476
Total capital                                   6,398,904         4,600,732         519,976           695,433         683,474
Tier 1 capital to average assets
     (minimum-3.0%)                                  8.74%             8.91%           9.95%             8.95%           7.55%
Tier 1 capital to risk-weighted assets
     (minimum-4.0%)                                  7.35              7.09            9.43              7.26            8.34
Total capital to risk-weighted assets
     (minimum-8.0%)                                 11.11             11.16           13.23             10.46           11.08
December 31, 1999
Tier 1 capital                              $   3,746,973     $   2,614,284     $   358,200       $   382,339         493,633
Total capital                                   5,636,708         4,046,166         452,678           576,282         659,214
Tier 1 capital to average assets
     (minimum-3.0%)                                  8.50%             8.53%           9.59%             8.60%           8.11%
Tier 1 capital to risk-weighted assets
     (minimum-4.0%)                                  7.34              7.00           10.12              7.48            9.33
Total capital to risk-weighted assets
  (minimum-8.0%)                                    11.04             10.83           12.79             11.27           12.47

19 Financial Instruments with Off-Balance Sheet Risk

In the normal course of business, the Corporation enters into various off-balance sheet transactions involving derivative financial instruments, foreign exchange contracts and credit-related financial instruments to manage exposure to fluctuations in interest rate, foreign currency and other market risks and to meet the financing needs of customers. These financial instruments involve, to varying degrees, elements of credit and market risk in excess of the amount reflected in the consolidated balance sheets.

Credit risk is the possible loss that may occur in the event of nonperformance by the counterparty to a financial instrument. The Corporation attempts to minimize credit risk arising from off-balance sheet financial instruments by evaluating the creditworthiness of each counterparty, adhering to the same credit approval process used for traditional lending activities. Counterparty risk limits and monitoring procedures have also been established to facilitate the management of credit risk. Collateral is obtained, if deemed necessary, based on the results of management's credit evaluation. Collateral varies, but may include cash, investment securities, accounts receivable, inventory, property, plant and equipment or real estate.

Derivative financial instruments and foreign exchange contracts are traded over an organized exchange or negotiated over-the-counter. Credit risk associated with exchange-traded contracts is typically assumed by the organized exchange. Over-the-counter contracts are tailored to meet the needs of the counterparties involved and, therefore, contain a greater degree of credit risk and liquidity risk than exchange-traded contracts which have standardized terms and readily available price information. The Corporation reduces exposure to credit and liquidity risks from over-the-counter derivative and foreign exchange contracts by conducting such transactions with investment-grade domestic and foreign investment banks or commercial banks.

Market risk is the potential loss that may result from movements in interest or foreign currency rates which cause an unfavorable change in the value of a financial instrument. The Corporation manages this risk by establishing monetary exposure limits and monitoring compliance with those limits. Market risk arising from derivative and foreign exchange positions entered into on behalf of customers is reflected in the consolidated financial statements and may be mitigated by entering into offsetting transactions. Market risk inherent in off-balance sheet derivative and foreign exchange contracts held or issued for risk management purposes is generally offset by changes in the value of rate sensitive on-balance sheet assets or liabilities.

DERIVATIVE FINANCIAL INSTRUMENTS AND FOREIGN
EXCHANGE CONTRACTS

The Corporation, as an end-user, employs a variety of off-balance sheet financial instruments for risk management purposes. Activity related to these instruments is centered predominantly in the interest rate markets and mainly involves interest rate swaps. Various other types of instruments are also used to manage exposures to market risks, including interest rate caps and floors, total return swaps, foreign exchange forward contracts and foreign exchange swap agreements.

The following table presents the composition of off-balance sheet derivative financial instruments and foreign exchange contracts, excluding commitments, held or issued for risk management purposes at December 31, 2000 and 1999.

Notional amounts, which represent the extent of involvement in the derivatives market, are generally used to determine the contractual cash flows required in accordance with the terms of the agreement. These amounts are typically not exchanged, significantly exceed amounts subject to credit or market risk and are not reflected in the consolidated balance sheets.


                                                            Notional/
                                                            Contract        Unrealized       Unrealized           Fair
(in millions)                                                 Amount             Gains           Losses           Value
                                                           ---------       ----------        ----------         --------
December 31, 2000
Risk management
     Interest rate contracts:
         Swaps                                               $12,594          $   206          $   (33)          $   173
         Options, caps and floors purchased                    6,058               10               (1)                9
     Foreign exchange contracts:
        Spot and forwards                                        493               18               (6)               12
        Swaps                                                    115                1              (13)              (12)
                                                             -------          -------          -------           -------
        Total foreign exchange contracts                         608               19              (19)               --
                                                             -------          -------          -------           -------
        Total risk management                                $19,260          $   235          $   (53)          $   182
                                                             =======          =======          =======           =======


December 31, 1999
Risk management
     Interest rate contracts:
        Swaps                                                $ 8,974          $    19          $  (184)          $  (165)
        Options, caps and floors purchased                     8,022               --               --                --
     Foreign exchange contracts:
      Spot and forwards                                        1,098               33              (23)               10
      Swaps                                                      115               --               (5)               (5)
                                                             -------          -------          -------           -------
     Total foreign exchange contracts                          1,213               33              (28)                5
                                                             -------          -------          -------           -------
     Total risk management                                   $18,209          $    52          $  (212)          $  (160)
                                                             =======          =======          =======           =======


During 1999, the Corporation terminated a portion of its portfolio of index amortizing interest rate swaps. The notional amount of these swaps totaled $1,376 million. The gain resulting from early termination was deferred and is being amortized over the remaining expected life of the swaps at time of termination.

Credit risk, which excludes the effects of any collateral or netting arrangements, is measured as the cost to replace, at current market rates, contracts in a profitable position. The amount of this exposure is represented by the gross unrealized gains on derivative and foreign exchange contracts.

Bilateral collateral agreements with counterparties covered 95 percent of the notional amount of interest rate derivative contracts at December 31, 2000 and 1999. These agreements reduce credit risk by providing for the exchange of marketable investment securities to secure amounts due on contracts in an unrealized gain position. In addition, at December 31, 2000, master netting arrangements had been established with all interest rate swap counterparties and certain foreign exchange counterparties. These arrangements effectively reduce credit risk by permitting settlement, on a net basis, of contracts entered into with the same counterparty. The Corporation has not experienced any material credit losses associated with derivative or foreign exchange contracts.

On a limited scale, fee income is earned from entering into various transactions, principally foreign exchange contracts and interest rate caps, at the request of customers. The Corporation does not speculate in derivative financial instruments for the purpose of profiting in the short-term from favorable movements in market rates.

Fair values for customer-initiated and other derivative and foreign exchange contracts represent the net unrealized gains or losses on such contracts and are recorded in the consolidated balance sheets. Changes in fair value are recognized in the consolidated income statements. For the year ended December 31, 2000, unrealized gains and unrealized losses on customer-initiated and other foreign exchange contracts averaged $26 million and $19 million, respectively. For the year ended December 31, 1999, unrealized gains and unrealized losses averaged $19 million and $15 million, respectively. These contracts also generated noninterest income of $9 million in 2000 and $10 million in 1999. Average positive and negative fair values and income related to customer-initiated and other interest rate contracts were not material for 2000 and 1999.

The following table presents the composition of off-balance sheet derivative financial instruments and foreign exchange contracts held or issued in connection with customer-initiated and other activities at December 31, 2000 and 1999.


                                                         Notional/
                                                         Contract      Unrealized      Unrealized          Fair
(in millions)                                              Amount           Gains          Losses          Value
                                                        ----------     ----------      ----------         -------
December 31, 2000
Customer-initiated and other
     Interest rate contracts:
        Caps and floors written                           $  198          $   --          $   (1)          $   (1)
        Caps and floors purchased                            179               1              --                1
        Swaps                                                493               5              (4)               1
                                                          ------          ------          ------           ------
Total interest rate contracts                                870               6              (5)               1
     Foreign exchange contracts:
        Spot, forwards, futures and options                1,827              26             (19)               7
        Swaps                                                 50              --              --               --
                                                          ------          ------          ------           ------
           Total customer-initiated and other             $2,747          $   32          $  (24)          $    8
                                                          ======          ======          ======           ======


December 31, 1999
Customer-initiated and other
     Interest rate contracts:
        Caps and floors written                           $  166          $   --          $   (1)          $   (1)
        Caps and floors purchased                            141               1              --                1
        Swaps                                                256               2              (2)              --
                                                          ------          ------          ------           ------
           Total interest rate contracts                     563               3              (3)              --
     Foreign exchange contracts:
        Spot, forwards, futures and options                  707              15             (11)               4
                                                          ------          ------          ------           ------
           Total customer-initiated and other             $1,270          $   18          $  (14)          $    4
                                                          ======          ======          ======           ======

Detailed discussions of each class of derivative financial instruments and foreign exchange contracts held or issued by the Corporation for both risk management and customer-initiated and other activities are as follows.

INTEREST RATE SWAPS
Interest rate swaps are agreements in which two parties periodically exchange fixed cash payments for variable payments based on a designated market rate or index (or variable payments based on two different rates or indices for basis swaps), applied to a specified notional amount until a stated maturity. The Corporation's swap agreements are structured such that variable payments are primarily based on prime, one-month LIBOR or three-month LIBOR. These instruments are principally negotiated over-the-counter and are subject to credit risk, market risk and liquidity risk.

INTEREST RATE OPTIONS, INCLUDING CAPS AND FLOORS
Option contracts grant the option holder the right to buy or sell an underlying financial instrument for a predetermined price before the contract expires. Interest rate caps and floors are option-based contracts which entitle the buyer to receive cash payments based on the difference between a designated reference rate and the strike price, applied to a notional amount. Written options, primarily caps, expose the Corporation to market risk but not credit risk. A fee is received at inception for assuming the risk of unfavorable changes in interest rates. Purchased options contain both credit and market risk; however, market risk is limited to the fee paid. Options are either exchange-traded or negotiated over-the-counter. All interest rate caps and floors are over-the-counter agreements.

FOREIGN EXCHANGE CONTRACTS
The Corporation uses foreign exchange rate swaps, including generic receive variable swaps and cross-currency swaps, for risk management purposes. Generic receive variable swaps involve payment, in a foreign currency, of the difference between a contractually fixed exchange rate and an average exchange rate determined at settlement, applied to a notional amount. Cross-currency swaps involve the exchange of both interest and principal amounts in two different currencies. Other foreign exchange contracts such as futures, forwards and options are primarily entered into as a service to customers and to offset market risk arising from such positions. Futures and forward contracts require the delivery or receipt of foreign currency at a specified date and exchange rate. Foreign currency options allow the holder to purchase or sell a foreign currency at a specified date and price. Foreign exchange futures are exchange-traded, while forwards, swaps and most options are negotiated over-the-counter. Foreign exchange contracts expose the Corporation to both market risk and credit risk.

COMMITMENTS
The Corporation also enters into commitments to purchase or sell earning assets for risk management purposes. These transactions, which are similar in nature to forward contracts, did not have a material impact on the consolidated financial statements for the years ended December 31, 2000 and 1999. Commitments to purchase and sell investment securities for the Corporation's trading account totaled $3 million and $4 million at December 31, 2000 and 1999, respectively. Outstanding commitments expose the Corporation to both credit and market risk.

CREDIT-RELATED FINANCIAL INSTRUMENTS
The Corporation issues off-balance sheet financial instruments in connection with commercial and consumer lending activities.

Credit risk associated with these instruments is represented by the contractual amounts indicated in the following table:


(in millions)                                                               2000           1999
                                                                         -------        -------
Unused commitments to extend credit                                      $28,625        $27,656
Standby letters of credit and
   financial guarantees                                                    4,692          4,282
Commercial letters of credit                                                 305            291
Credit default swaps                                                          44             44

UNUSED COMMITMENTS TO EXTEND CREDIT
Commitments to extend credit are legally binding agreements to lend to a customer, provided there is no violation of any condition established in the contract. These commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many commitments expire without being drawn upon, the total contractual amount of commitments does not necessarily represent future cash requirements of the Corporation. Total unused commitments to extend credit included variable- and fixed-rate bankcard, revolving check credit and equity access loan commitments of $1 billion at December 31, 2000 and $3 billion at December 31, 1999. The decline in these commitments was attributable to forming a bankcard and revolving check credit alliance. Other unused commitments, primarily variable rate, totaled $29 billion at December 31, 2000 and $28 billion at December 31, 1999.

STANDBY AND COMMERCIAL LETTERS OF CREDIT AND FINANCIAL GUARANTEES
Standby and commercial letters of credit and financial guarantees represent conditional obligations of the Corporation which guarantee the performance of a customer to a third party. Standby letters of credit and financial guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing and similar transactions. Long-term standby letters of credit and financial guarantees, defined as those maturing beyond one year, expire in decreasing amounts through the year 2012, and were $1,338 million and $1,475 million at December 31, 2000 and 1999, respectively. The remaining standby letters of credit and financial guarantees, which mature within one year, totaled $2,997 million and $2,589 million at December 31, 2000 and 1999, respectively. Commercial letters of credit are issued to finance foreign or domestic trade transactions.

CREDIT DEFAULT SWAPS
Credit default swaps allow the Corporation to diversify its loan portfolio by assuming credit exposure from different borrowers or industries without actually extending credit in the form of a loan. Credit risk associated with credit default swaps was $44 million at December 31, 2000 and 1999.

20  Contingent Liabilities

The Corporation and its subsidiaries are parties to litigation and claims arising in the normal course of their activities. The amount of ultimate liability, if any, with respect to such matters, or the likelihood or impact of future claims that may be brought against the Corporation, cannot be determined with reasonable certainty. Management, after consultation with legal counsel, believes that the litigation and claims, some of which are substantial, will not have a material adverse effect on the Corporation's consolidated financial position.

21  Usage Restrictions

Cash and due from banks may include amounts required to be deposited with the Federal Reserve Bank. These reserve balances vary, depending on the level of customer deposits in the Corporation's subsidiary banks. The average amount of these reserves was $201 million and $282 million for the years ended December 31, 2000 and 1999, respectively.

22  Estimated Fair Values of Financial Instruments

Disclosure of the estimated fair values of financial instruments, which differ from carrying values, often requires the use of estimates. In cases where quoted market values are not available, the Corporation uses present value techniques and other valuation methods to estimate the fair values of its financial instruments. These valuation methods require considerable judgment, and the resulting estimates of fair value can be significantly affected by the assumptions made and methods used. Accordingly, the estimates provided herein do not necessarily indicate amounts which could be realized in a current exchange. Furthermore, as the Corporation normally intends to hold the majority of its financial instruments until maturity, it does not expect to realize many of the estimated amounts disclosed. The disclosures also do not include estimated fair value amounts for items which are not defined as financial instruments, but which have significant value. These include such items as core deposit intangibles, the future earnings potential of significant customer relationships and the value of trust operations and other fee generating businesses. The Corporation does not believe that it would be practicable to estimate a representational fair value for these types of items.

The Corporation used the following methods and assumptions:

Cash and short-term investments: The carrying amount approximates the estimated fair value of these instruments, which consist of cash and due from banks, interest-bearing deposits with banks and federal funds sold.

Trading account securities: These securities are carried at quoted market value or the market value for comparable securities, which represents estimated fair value.

Loans held for sale: The market value of these loans represents estimated fair value or estimated net selling price. The market value is determined on the basis of existing forward commitments or the market values of similar loans.

Investment securities: The market value of investment securities, which is based on quoted market values or the market values for comparable securities, represents estimated fair value.

Domestic business loans: These consist of commercial, real estate construction, commercial mortgage and equipment lease financing loans. The estimated fair value of the Corporation's variable rate commercial loans is represented by their carrying value, adjusted by an amount which estimates the change in fair value caused by changes in the credit quality of borrowers since the loans were originated. The estimated fair value of fixed rate commercial loans is calculated by discounting the contractual cash flows of the loans using year-end origination rates derived from the Treasury yield curve or other representative bases. The resulting amounts are adjusted to estimate the effect of changes in the credit quality of borrowers since the loans were originated.

International loans: The estimated fair value of the Corporation's short-term international loans which consist of trade-related loans, or loans which have no cross-border risk due to the existence of domestic guarantors or liquid collateral, is represented by their carrying value, adjusted by an amount which estimates the effect on fair value of changes in the credit quality of borrowers or guarantors. The estimated fair value of long-term international loans is based on the quoted market values of these loans or on the market values of international loans with similar characteristics.

Retail loans: This category consists of residential mortgage, consumer and auto lease financing loans. The estimated fair value of residential mortgage loans is based on discounted contractual cash flows or market values of similar loans sold in conjunction with securitized transactions. For consumer loans, the estimated fair values are calculated by discounting the contractual cash flows of the loans using rates representative of year-end origination rates. The resulting amounts are adjusted to estimate the effect of changes in the credit quality of borrowers since the loans were originated.

Customers' liability on acceptances outstanding: The carrying amount approximates the estimated fair value.

Loan servicing rights: The estimated fair value is a discounted cash flow analyses, using interest rates and prepayment speed assumptions currently quoted for comparable instruments.

Deposit liabilities: The estimated fair value of demand deposits, consisting of checking, savings and certain money market deposit accounts, is represented by the amounts payable on demand. The carrying amount of deposits in foreign offices approximates their estimated fair value, while the estimated fair value of term deposits is calculated by discounting the scheduled cash flows using the year-end rates offered on these instruments.

Short-term borrowings: The carrying amount of federal funds purchased, securities sold under agreements to repurchase and other borrowings approximates estimated fair value.

Acceptances outstanding: The carrying amount approximates the estimated fair value.

Medium- and long-term debt: The estimated fair value of the Corporation's variable rate medium- and long-term debt is represented by its carrying value. The estimated fair value of the fixed rate medium- and long-term debt is based on quoted market values. If quoted market values are not available, the estimated fair value is based on the market values of debt with similar characteristics.

Derivative financial instruments and foreign exchange contracts: The estimated fair value of interest rate swaps represents the amount the Corporation would receive or pay to terminate or otherwise settle the contracts at the balance sheet date, taking into consideration current unrealized gains and losses on open contracts. The estimated fair value of foreign exchange futures and forward contracts and commitments to purchase or sell financial instruments is based on quoted market prices. The estimated fair value of interest rate and foreign currency options (including interest rate caps and floors) is determined using option pricing models.

Credit-related financial instruments: The estimated fair value of unused commitments to extend credit and standby and commercial letters of credit is represented by the estimated cost to terminate or otherwise settle the obligations with the counterparties. This amount is approximated by the fees currently charged to enter into similar arrangements, considering the remaining terms of the agreements and any changes in the credit quality of counterparties since the agreements were entered into. This estimate of fair value does not take into account the significant value of the customer relationships and the future earnings potential involved in such arrangements as the Corporation does not believe that it would be practicable to estimate a representational fair value for these items.


The estimated fair values of the Corporation's financial instruments at December 31, 2000 and 1999 are as follows:


                                                                           2000                           1999
                                                     Carrying         Estimated          Carrying         Estimated
(in millions)                                          Amount        Fair Value            Amount         Fair Value
Assets
Cash and short-term investments                      $  2,017          $  2,017          $  1,602          $  1,602
Trading account securities                                104               104               103               103
Loans held for sale                                       152               159               588               619
Investment securities available for sale                3,891             3,891             3,783             3,783
Commercial loans                                       26,009            25,673            23,629            23,330
International loans                                     2,571             2,501             2,573             2,538
Real estate construction loans                          2,915             2,926             2,167             2,168
Commercial mortgage loans                               5,361             5,323             4,873             4,768
Residential mortgage loans                                807               818               870               866
Consumer loans                                          1,477             1,500             1,389             1,359
Lease financing                                         1,029             1,086               804               796
                                                     --------          --------          --------          --------
        Total loans                                    40,169            39,827            36,305            35,825
Less allowance for credit losses                         (608)               --              (548)               --
                                                     --------          --------          --------          --------
        Net loans                                      39,561            39,827            35,757            35,825
Customers' liability on acceptances
     Outstanding                                           27                27                44                44
Loan servicing rights                                       4                 4                 5                 5
Liabilities
Demand deposits (noninterest-bearing)                  10,189            10,189             8,675             8,675
Interest-bearing deposits                              23,666            23,760            20,521            20,502
                                                     --------          --------          --------          --------
          Total deposits                               33,855            33,949            29,196            29,177
Short-term borrowings                                   2,094             2,094             2,925             2,925
Acceptances outstanding                                    27                27                44                44
Medium- and long-term debt                              8,259             8,209             8,757             8,653
Off-Balance Sheet
Financial Instruments
Derivative financial instruments and
     foreign exchange contracts
        Risk management:
        Unrealized gains                                    7               235                 1                52
        Unrealized losses                                  --               (53)               (1)             (212)
        Customer-initiated and other:
        Unrealized gains                                   35                32                19                18
        Unrealized losses                                 (27)              (24)              (15)              (14)
Credit-related financial instruments                       --               (89)               --               (71)

23 Business Segment Information

The Corporation has strategically aligned its operations into three major lines of business: the Business Bank, the Individual Bank and the Investment Bank. These lines of business are differentiated based on the products and services provided. Lines of business results are produced by the Corporation's internal management accounting system. This system measures financial results based on the internal organizational structure of the Corporation. Information presented is not necessarily comparable with similar information for any other financial institution. The management accounting system assigns balance sheet and income statement items to each line of business using certain methodologies which are constantly being refined. For comparability purposes, amounts in all periods are based on methodologies in effect at December 31, 2000. These methodologies, which are briefly summarized in the following paragraph, may be modified as management accounting systems are enhanced and changes occur in the organizational structure or product lines. In addition to the three major lines of business, the Finance Division is also reported as a segment.

The Corporation's internal funds transfer pricing system records cost of funds or credit for funds using a combination of matched maturity funding for certain assets and liabilities and a blended rate based on various maturities for the remaining assets and liabilities. The credit loss provision is assigned based on the amount necessary to maintain an allowance for credit losses adequate for that line of business. Noninterest income and expenses directly attributable to a line of business are assigned to that business. Direct expenses incurred by areas whose services support the overall Corporation are allocated to the business lines as follows: Product processing expenditures are allocated based on standard unit costs applied to actual volume measurements; administrative expenses are allocated based on estimated time expended; and corporate overhead is assigned based on the ratio of a line of business' noninterest expenses to total noninterest expenses incurred by all business lines. Common equity is allocated based on credit, operational and business risks.

The following discussion provides information about the activities of each line of business.

The Business Bank is comprised of middle market lending, asset-based lending, large corporate banking, venture capital investing, merchant banking and international financial services. This line of business meets the needs of medium-size businesses, multinational corporations and governmental entities by offering various products and services, including commercial loans and lines of credit, deposits, cash management, capital market products, international trade finance, letters of credit, foreign exchange management services and loan syndication services.

The Individual Bank includes consumer lending, consumer deposit gathering, mortgage loan origination and servicing, small business banking (annual sales under $5 million) and private banking. This line of business offers a variety of consumer products, including deposit accounts, direct and indirect installment loans, credit cards, home equity lines of credit and residential mortgage loans. In addition, a full range of financial services is provided to small businesses and municipalities. Private lending and personal trust services are also provided to meet the personal financial needs of affluent individuals (as defined by individual net income or wealth).

The Investment Bank is responsible for the sale of mutual fund and annuity products, as well as life, disability and long-term care insurance products. This line of business also offers institutional trust products, retirement services and provides investment management and advisory services (including Munder), investment banking and discount securities brokerage services.

The Finance segment includes the Corporation's securities portfolio and asset and liability management activities. This segment is responsible for managing the

Corporation's funding, liquidity and capital needs, performing interest sensitivity gap and earnings simulation analysis and executing various strategies to manage the Corporation's exposure to interest rate risk.

The Other category includes divested business lines, the income and expense impact of cash and credit loss reserves not assigned to specific business lines, miscellaneous other items of a corporate nature and certain direct expenses not allocated to business lines.

Lines of business/segment financial results were as follows:


                                         Business Bank                  Individual Bank                   Investment Bank*
(dollar amounts in millions)     2000       1999       1998       2000      1999         1998       2000        1999        1998
                                 ----       ----       ----       ----      ----         ----       ----        ----        ----
Earnings Summary
Net interest income (FTE)     $   1306   $   1123   $   1005   $    734   $    699    $    679    $    (10)   $     (5)   $     (3)
Provision for credit losses        291        181        112          1         (6)        (14)         --          --          --
Noninterest income                 349        343        218        338        294         300         267         201         146
Noninterest expenses               653        581        525        588        593         586         234         176         128
Provision for income
     taxes (FTE)                   262        261        214        165        141         142          11           7           5
Net income (loss)                  449        443        372        318        265         265          12          13          10
Selected Average
Balances
Assets                        $ 35,568   $ 31,822   $ 27,890   $  6,938   $  7,402    $  7,651    $    408    $    247    $    141
Loans                           32,253     28,890     24,800      6,466      6,584       7,076          52          --           1
Deposits                        10,736      9,489      8,683     17,808     17,332      17,213          37          24          34
Common equity                    2,551      2,014      1,718        742        715         736         282         197         121
Statistical Data
Return on average assets          1.26%      1.39%      1.33%      1.71%      1.47%       1.47%       2.70%       5.43%       6.68%
Return on average
     common equity               17.60      22.00      21.65      42.78      37.08       35.96        4.26        6.80        7.79
Efficiency ratio                 39.46      39.63      42.93      54.53      59.74       59.82       90.95       89.37       89.38


                                           Finance                          Other                              Total
                                 2000       1999       1998       2000      1999         1998       2000        1999        1998
                                 ----       ----       ----       ----      ----         ----       ----        ----        ----
Earnings Summary
Net interest income (FTE)     $    (23)  $      7   $     47   $      1   $     (2)   $     --    $  2,008    $  1,822    $  1,728
Provision for credit losses         --         --         --        (37)       (29)         48         255         146         146
Noninterest income                   6          8          7         (1)        21          (4)        959         867         667
Noninterest expenses                 2          3          3          9          6          (5)      1,486       1,359       1,237
Provision for income
     taxes (FTE)                    (7)         4         18          4         11         (18)        435         424         361
Net income (loss)                  (12)         8         33         24         31         (29)        791         760         651
Selected Average
Balances
Assets                        $  3,898   $  3,730   $  4,320   $     65   $   (179)   $    (33)   $ 46,877    $ 43,022    $ 39,969
Loans                              544        481        280       (682)      (526)       (313)     38,633      35,429      31,844
Deposits                         1,706        569        704         54         65         (30)     30,341      27,479      26,604
Common equity                      372        315        333         (4)       168          87       3,943       3,409       2,995
Statistical Data
Return on average assets         (0.08)%     0.06%      0.28%       n/m%       n/m%        n/m%       1.69%       1.77%       1.63%
Return on average
     common equity               (3.32)      2.41      10.01        n/m        n/m         n/m       20.06       22.29       21.74
Efficiency ratio                (12.43)     24.17       5.73        n/m        n/m         n/m       50.08       50.54       51.65

* Included in noninterest expenses are fees internally transferred to other lines of business for referrals to the Investment Bank. If excluded, Investment Bank net income would have been $26 million in 2000, $22 million in 1999 and $15 million in 1998. Return on average common equity would have been 9.32% in 2000, 11.38% in 1999 and 11.99% in 1998.
 n/m - not meaningful

24  Parent Company Financial Statements


BALANCE SHEETS-Comerica Incorporated
December 31
(in thousands, except share data)                                2000            1999
                                                            -----------      -----------
Assets
Cash and due from banks                                     $     9,918      $        80
Time deposits with banks                                        112,100           69,900
Investment securities available
   for sale                                                      47,262           27,505
Investment in subsidiaries,
   principally banks                                          4,634,579        4,142,842
Premises and equipment                                            3,391            4,335
Other assets                                                     66,009           55,900
                                                            -----------      -----------
        Total assets                                        $ 4,873,259      $ 4,300,562
                                                            ===========      ===========

Liabilities and Shareholders' Equity
Commercial paper                                            $    79,985      $    74,877
Long-term debt                                                  157,414          158,543
Advances from nonbanking subsidiaries                             4,453            3,882
Other liabilities                                               131,248          115,209
                                                            -----------      -----------
        Total liabilities                                       373,100          352,511
Nonredeemable preferred stock-$50 stated value
     Authorized-5,000,000 shares
     Issued-5,000,000 shares in 2000 and 1999                   250,000          250,000
Common stock-$5 par value
     Authorized-3,250,000,000 shares
     Issued-177,703,678 shares in 2000 and
         177,890,503 in 1999                                    888,519          889,453
Capital surplus                                                 301,414          226,001
Unearned employee stock ownership plan shares
   176,462 shares at 12/31/00 and 81,418
   Shares at 12/31/99                                            (6,750)          (3,750)
Accumulated other comprehensive income                           12,097          (21,704)
Retained earnings                                             3,085,784        2,677,210
Deferred compensation                                           (14,494)         (21,998)
Less cost of common stock in treasury-
   289,397 shares in 2000 and 715,496 shares in 1999            (16,411)         (47,161)
                                                            -----------      -----------
        Total shareholders' equity                            4,500,159        3,948,051
                                                            -----------      -----------
        Total liabilities and shareholders' equity          $ 4,873,259      $ 4,300,562
                                                            ===========      ===========


STATEMENTS OF INCOME-Comerica Incorporated
Year Ended December 31 (in thousands)                 2000            1999            1998
                                                   ---------       ---------       ---------
Income
Income from subsidiaries
     Dividends from subsidiaries                   $ 339,060       $ 260,603       $ 442,495
     Other interest income                             6,464             808           3,899
     Intercompany management fees                     97,865          93,414         157,393
Other interest income                                    123             347             545
Other noninterest income                               1,572          24,354           2,628
                                                   ---------       ---------       ---------
        Total income                                 445,084         379,526         606,960
Expenses
Interest on long-term debt and other
borrowed funds                                        15,178          17,193          22,214
Net interest rate swap (income)/expense                  394            (682)         (1,648)
Salaries and employee benefits                        63,258          64,580          61,583
Occupancy expense                                      4,238           5,840           6,630
Equipment expense                                      1,721           1,572           1,873
Other noninterest expenses                            35,131          29,730          36,102
                                                   ---------       ---------       ---------
        Total expenses                               119,920         118,233         126,754
                                                   ---------       ---------       ---------
Income before income taxes and equity
     in undistributed net income
     of subsidiaries                                 325,164         261,293         480,206
Income tax expense/(credit)                           (4,528)            349          13,279
                                                   ---------       ---------       ---------
                                                     329,692         260,944         466,927
Equity in undistributed net income
of subsidiaries,
principally banks                                    461,043         498,471         183,897
                                                   ---------       ---------       ---------
Net Income                                         $ 790,735       $ 759,415       $ 650,824
                                                   =========       =========       =========


24  Parent Company Financial Statements (continued)


STATEMENTS OF CASH FLOWS-Comerica Incorporated
Year Ended December 31 (in thousands)                              2000           1999            1998
                                                                ---------       ---------       ---------
Operating Activities
        Net income                                              $ 790,735       $ 759,415       $ 650,824
     Adjustments to reconcile net income to
        net cash provided by operating activities
           Undistributed earnings of
              subsidiaries, principally banks                    (461,043)       (498,471)       (183,897)
           Depreciation                                             1,458           1,404           1,755
           Restructuring charge                                        --              --          (6,008)
           Other, net                                               4,513           5,822           4,908
                                                                ---------       ---------       ---------
              Total adjustments                                  (455,072)       (491,245)       (183,242)
                                                                ---------       ---------       ---------
             Net cash provided by operating
               Activities                                         335,663         268,170         467,582
Investing Activities
     Purchase of investment securities


      available for sale                                          (24,432)         (7,687)        (11,640)
     Proceeds from sale of investment securities
      available for sale                                            2,176           2,580           1,983
     Proceeds from sales of fixed assets and
      other real estate                                                30             115             136
     Purchases of fixed assets                                       (614)           (316)         (1,222)
     Net (increase) decrease in bank time deposits                (42,200)        (47,300)         57,800
     Capital transactions with subsidiaries                       (10,750)         (5,610)       (134,752)
                                                                ---------       ---------       ---------
              Net cash used in investing activities               (75,790)        (58,218)        (87,695)
Financing Activities
     Net increase (decrease) in advances
      from subsidiaries                                               571           3,882          (4,054)
     Repayments and purchases of long-term debt                    (1,129)        (76,096)        (63,712)
     Net increase in short-term borrowings                          5,109          74,877              --
     Proceeds from issuance of common stocks                       20,618          23,268          50,885
     Purchase of common stock for treasury
      and retirement                                              (14,108)         (2,885)       (148,684)
     Dividends paid                                              (261,096)       (235,646)       (211,966)
                                                                ---------       ---------       ---------
              Net cash used in financing activities              (250,035)       (212,600)       (377,531)
                                                                ---------       ---------       ---------
Net increase (decrease) in cash on deposit
  at bank subsidiary                                                9,838          (2,648)          2,356
Cash on deposit at bank subsidiary
  at beginning of year                                                 80           2,728             372
                                                                ---------       ---------       ---------
Cash on deposit at bank subsidiary
  at end of year                                                $   9,918       $      80       $   2,728
                                                                =========       =========       =========
Interest paid                                                   $  16,251       $  19,184       $  15,290
                                                                =========       =========       =========
Income taxes recovered                                          $   5,990       $   9,807       $     975
                                                                =========       =========       =========



25  Summary of Quarterly Financial Information

The following quarterly information is unaudited. However, in the opinion of management, the information reflects all adjustments which are necessary for the fair presentation of the results of operations for the periods presented.


                                                 2000              2000             2000              2000
(in thousands,                                 Fourth             Third           Second             First
except per share data)                        Quarter           Quarter          Quarter           Quarter
                                              -------           -------          -------           -------
Interest income                            $1,005,596          $967,697         $922,178          $877,677
Interest expense                              486,397           464,015          424,485           394,082
Net interest income                           519,199           503,682          497,693           483,595
Provision for credit losses                    88,006            43,300           56,600            66,894
Securities gains/(losses)                      (3,731)            1,566            7,256             5,438
Noninterest income
(excluding securities
gains/(losses))                               220,183           242,877          235,037           249,824


Noninterest expenses                          376,524           375,846          366,685           367,237
Net income                                    172,596           215,058          206,050           197,031

Basic net income per
common share                               $      .95          $   1.19         $   1.14          $   1.09
Diluted net income per
common share                                      .94              1.17             1.12              1.08


                                                 1999              1999             1999              1999
(in thousands,                                 Fourth             Third           Second             First
except per share data)                        Quarter           Quarter          Quarter           Quarter
                                           ----------         ---------         ---------         --------
Interest income                            $  839,487          $771,083         $733,718          $716,867
Interest expense                              358,221           312,267          288,583           285,208
Net interest income                           481,266           458,816          445,135           431,659
Provision for credit losses                    56,400            27,000           38,026            24,794
Securities gains                                6,792              (63)              744             1,202
Noninterest income
(excluding securities gains)                  262,841           187,309          230,509           177,680
Noninterest expenses                          360,405           331,407          347,227           319,869
Net income                                    213,621           185,266          187,193           173,335

Basic net income per
common share                               $     1.18          $   1.02         $   1.03          $   0.96
Diluted net income per
common share                                     1.17              1.01             1.02              0.94


26  Pending Accounting Pronouncements

In June 1998, The Financial Accounting Standards Board issued Statement No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities," as amended by Statements No. 137 and 138, which the Corporation adopted effective January 1, 2001. The Statement will require the Corporation to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value in net income. If the derivative is a hedge, depending on the nature of the hedge, the change in the fair value of the derivative will either be offset against the change in fair value of the hedged assets, liabilities or firm commitments through net income or recognized in other comprehensive income until the hedged item is recognized in net income. The ineffective portion of a derivative's change in fair value will be immediately recognized in net income.

The Corporation utilizes interest rate swaps predominantly as asset and liability management tools with the overall objective of mitigating adverse impacts to net interest income from changes in interest rates. Interest rate swaps that are used to hedge the variable cash flows from loans will be accounted for as cash flow hedges upon adoption of SFAS 133. The Corporation also utilizes interest rate swaps to hedge fixed rate deposits and medium- and long-term debt. These swaps will be accounted for as fair value hedges upon adoption of SFAS 133.

The Corporation utilizes foreign exchange forward contracts and foreign exchange swap agreements to manage risk associated with foreign denominated assets and liabilities. The gains or losses recognized on foreign exchange contracts related to foreign denominated assets and liabilities provide an offset to the transaction gain or loss recognized from remeasurement of the asset or liability in the Corporation's functional currency. The Corporation has foreign exchange contracts hedging the foreign currency exposure of its net investment in foreign operations. These qualify for hedge accounting treatment under SFAS 133 and the effective portion of these hedges will continue to be recorded in other comprehensive income as an offset to the currency translation adjustment that arises upon consolidation of the foreign operation.

Based on the Corporation's derivative positions at the January 1, 2001 adoption date, the Corporation will report a gain from the cumulative effect of adoption of approximately $1 million and an increase in other comprehensive income of $42 million.

                         Report of Independent Auditors

Board of Directors
Comerica Incorporated

We have audited the supplemental consolidated balance sheets of Comerica Incorporated and subsidiaries (formed as a result of the consolidation of Comerica Incorporated and subsidiaries and Imperial Bancorp and subsidiaries) as of December 31, 2000 and 1999 and the related supplemental consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. The supplemental consolidated financial statements give retroactive effect to the merger of Comerica Incorporated and subsidiaries and Imperial Bancorp and subsidiaries on January 29, 2001, which has been accounted for using the pooling of interests method as described in the notes to the supplemental consolidated financial statements. These supplemental financial statements are the responsibility of the management of Comerica Incorporated. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. We did not audit the financial statements of Imperial Bancorp and subsidiaries which statements reflect total assets constituting 15% for 2000 and 1999 of the related supplemental consolidated financial statement totals, and which reflect net income constituting approximately 5%, 11%, and 7% of the related supplemental consolidated financial statement totals for the years ended December 31, 2000, 1999, and 1998, respectively. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to data included for Imperial Bancorp and subsidiaries is based solely on the report of the other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the supplemental financial statements referred to above present fairly, in all material respects, the consolidated financial position of Comerica Incorporated and subsidiaries at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, after giving retroactive effect to the merger of Imperial Bancorp and subsidiaries as described in the notes to the supplemental consolidated financial statements, in conformity with accounting principles generally accepted in the United States.



Detroit, Michigan
January 22, 2001, except for Notes 2 and 10, as to which the date is April 27, 2001

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors and Shareholders
Imperial Bancorp:

We have audited the accompanying consolidated balance sheets of Imperial Bancorp and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in shareholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2000 (such consolidated financial statements are not included separately herein). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Imperial Bancorp and subsidiaries as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.








Los Angeles, California
January 26, 2001